    As filed with the Securities and Exchange Commission on April 10, 2000

                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of 1933

                                   ----------

                                 ABOUT.COM, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                        13-4034015
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                         220 E. 42nd Street, 24th Floor
                            New York, New York 10017
               (Address of principal executive offices) (Zip Code)

                                   ----------

                       Sombasa Media Inc. 1999 Stock Plan
                            (Full title of the Plan)

                                   ----------

                               Mr. Scott P. Kurnit
                     Chairman and Chief Executive Officer
                                 About.com, Inc.
                         220 E. 42nd Street, 24th Floor
                            New York, New York 10017
                     (Name and address of agent for service)

                                 (212) 849-2000
          (Telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE


============================================================================================================
                                                         Proposed           Proposed
                                                         Maximum             Maximum
     Title of Securities             Amount to be     Offering Price        Aggregate          Amount of
       to be Registered              Registered(1)      per Share         Offering Price    Registration Fee
-------------------------------      --------------  ---------------     ----------------   ----------------
Sombasa Media Inc.                   60,760 shares      $45.16(2)        $2,743,922(2)      $724.40
1999 Stock Plan


-------------------------
Common Stock, $0.001 par value

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Sombasa Media Inc. 1999 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

                                     PART II

               Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

            About.com, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the SEC on March 30, 2000.

      (b) The Registrant's Amended Current Report on Form 8-K/A filed with the SEC on February 14, 2000 and the Registrant's Current Report on
            Form 8-K filed with the SEC on April 10, 2000.

      (c) The Registrant's Registration Statement No. 000-25525 on Form 8-A filed with the SEC on March 10, 1999, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

            All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

            Not Applicable.

Item 5. Interests of Named Experts and Counsel

            Not Applicable.

Item 6. Indemnification of Directors and Officers

            Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. Article VIII of the Registrant's Amended and Restated Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Second Amended and Restated Certificate of Incorporation provides that, subject to Delaware law, its directors shall not be personally liable for monetary damages for breach of the directors' fiduciary duty as directors to the Registrant and its stockholders. This provision in the Second Amended and Restated Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant or its stockholders for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant intends to enter into indemnification agreements with its officers and directors, which will provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. The Registrant maintains directors' and officers' liability insurance policies insuring the Registrant's directors and officers against certain liabilities and expenses incurred by them in their capacities as such, and insuring the Registrant under certain circumstances, in the event that indemnification payments are made by the Registrant to such directors and officers.

Item 7. Exemption from Registration Claimed

            Not Applicable.

Item 8. Exhibits


Exhibit Number    Exhibit
--------------    -------
     4            Instruments Defining the Rights of Stockholders. Reference is
                  made to Registrant's Registration Statement No. 000-25525 on
                  Form 8-A, together with any exhibits thereto, which are
                  incorporated herein by reference pursuant to Item 3(c) to this
                  Registration Statement.
     5            Opinion and consent of Brobeck, Phleger & Harrison LLP.
    23.1          Consent of KPMG LLP.
    23.2          Consent of Arthur Andersen LLP.
    23.3          Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.
    99.1          Sombasa Media Inc. 1999 Stock Plan.


Item 9. Undertakings

            A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by
Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Sombasa Media Inc. 1999 Stock Plan.

            B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 7th day of April, 2000.

                           About.com, Inc.

                           By:   /s/ Scott P. Kurnit
                              --------------------------------------------------
                                 Scott P. Kurnit
                                 Chairman and Chief Executive Officer


            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                      Title                       Date
         ---------                      -----                       ----

/s/ Scott P. Kurnit         Chief Executive Officer           April 7, 2000
------------------------    (Principal Executive
Scott P. Kurnit             Officer) and Chairman of the

                            Board of Directors

/s/ Todd B. Sloan           Chief Financial Officer           April 7, 2000
------------------------    (Principal Financial Officer)
Todd B. Sloan

/s/ Frank J. Biondi, Jr.    Director                          April 7, 2000
------------------------
Frank J. Biondi, Jr.


/s/ Dixon R. Doll           Director                          April 7, 2000
------------------------
Dixon R. Doll

/s/ Ronald Unterman         Director                          April 7, 2000

------------------------
Ronald Unterman

                            Director
------------------------
Marc M. Watson

/s/ Kristopher A. Wood      Director                          April 7, 2000
------------------------
Kristopher A. Wood

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    EXHIBITS
                                       TO
                                    FORM S-8
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                 ABOUT.COM, INC.

                                  EXHIBIT INDEX

Exhibit Number    Exhibit
--------------    -------

     4            Instruments Defining the Rights of Stockholders. Reference is
                  made to Registrant's Registration Statement No. 000-25525 on
                  Form 8-A, together with any exhibits thereto, which are
                  incorporated herein by reference pursuant to Item 3(d) to this
                  Registration Statement.
     5            Opinion and consent of Brobeck, Phleger & Harrison LLP.
    23.1          Consent of KPMG LLP.
    23.2          Consent of Arthur Andersen LLP.
    23.3          Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.
    99.1          Sombasa Media Inc. 1999 Stock Plan.




                                       7